Pricing Supplement No.             f04-1123
            Pricing Supplement Dated:          November 23, 2004
            Rule 424(b)(3)
            File No.                           333-119615

            (To Prospectus Supplement
            and Prospectus Dated November 1, 2004)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series F
            Due Nine Months or More From Date of Issue

            Trade Date:                        November 23, 2004
            Issue Date:                        November 26, 2004
            Settlement Date:                   November 26, 2004
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

            --------------------------------------------------------------

            CUSIP:                             17307XGD7
            Aggregate Principal Amount:        USD 2,184,000.00
            Price to Public:                   100%
            Concession:                        0.6000%
            Net Proceeds to Issuer:            USD 2,170,896.00
            Interest Rate (per annum):         3.5000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       May 15, 2005
            Maturity Date:                     May 15, 2008
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            --------------------------------------------------------------

            CUSIP:                             17307XGE5
            Aggregate Principal Amount:        USD 7,261,000.00
            Price to Public:                   100%
            Concession:                        2.0000%
            Net Proceeds to Issuer:            USD 7,115,780.00
            Interest Rate (per annum):         5.0000%
            Coupon Type:                       STEP-UP
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       May 15, 2005
            Maturity Date:                     November 15, 2019
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning November 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info Initial coupon: 5.00%; Step-ups: 5.50% on
                       11/15/2009; 6.00% on 11/15/2014

            --------------------------------------------------------------

            CUSIP:                             17307XGF2
            Aggregate Principal Amount:        USD 7,858,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 7,661,550.00
            Interest Rate (per annum):         5.5000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       December 15, 2004
            Maturity Date:                     November 15, 2029
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning November 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.